Exhibit 99.1

Horizon Technology Finance Provides First Quarter 2022 Portfolio Update

-     Horizon Platform Originates $132 Million of New Loans in Q1, Including $73 Million of New Loans for HRZN -

-     Horizon Platform Ends Quarter with Record Committed Backlog of $172 Million, Including $151 Million in HRZN Commitments -

Farmington, Connecticut – April 13, 2022 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the first quarter ended March 31, 2022 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We had a very productive start to 2022, closing $132 million of loans originated through our lending platform in the first quarter, including $73 million of loans for HRZN,” said Gerald A. Michaud, President of HTFM. “In addition, the Horizon Platform’s committed backlog grew to a record $172 million of debt investments, including $151 million in HRZN commitments, showcasing the strength of the Horizon brand to attract quality innovative and diverse companies. HRZN also received $12 million in loan prepayments during the quarter, providing additional and accelerated income and continuing to validate our predictive pricing strategy. With a robust backlog and an additional $165 million of new awards to go along with a significant pipeline of new investment opportunities, we believe the Horizon Platform and HRZN remain well positioned to continue growing and delivering additional value to HRZN’s shareholders.”

First Quarter 2022 Portfolio Update

Originations

During the first quarter of 2022, a total of $131.9 million of loans funded through the Horizon Platform, including 16 loans totaling $73.2 million funded by HRZN as follows:

•	$7.5 million to a new portfolio company, MyForest Foods Co., a producer of sustainable, meat alternative products using mycelium, or the roots of mushrooms.
•	$7.5 million to a new portfolio company, a software-enabled services provider focused on planning, migration, operation and automation of SAP in the cloud.
•	$7.5 million to a new portfolio company, a leader in indoor vertical farming.
•	$7.5 million to a new portfolio company, a developer of prescription digital diagnostic and therapeutic products focused on pediatric behavioral health conditions.
•	$7.5 million to a new portfolio company, a leading grower and marketer of fresh organic culinary herbs, providing sustainable, USDA-certified organic, regionally grown produce to retailers.
•	$5.5 million to an existing portfolio company, NextCar Holding Company, Inc. dba Autonomy, an online platform offering high quality new and used cars to consumers on a subscription basis.
•	$5.0 million to a new portfolio company, Aerobiotix, LLC, a manufacturer of air disinfection systems for medical, healthcare and community facilities that eliminate airborne pathogens to optimize indoor air quality.
•	$5.0 million to a new portfolio company, Secure Transfusion Services, Inc., an operator of commercial blood collection centers that source and distribute vital, in-demand blood components, such as platelets, to hospitals.
•	$5.0 million to an existing portfolio company, Castle Creek Biosciences, Inc., a developer of gene therapies for patients with rare and serious genetic diseases.

•	$5.0 million to an existing portfolio company, a medical data company improving healthcare outcomes with its proprietary smart medical devices.
•	$2.5 million to an existing portfolio company, Spineology, Inc., a developer of anatomy-conserving technology solutions for use in lumbar spinal fusion procedures.
•	$2.5 million to an existing portfolio company, Dropoff, Inc., a same-day delivery service for healthcare and other companies.
•	$2.5 million to an existing portfolio company, a builder of conservation memorial forests that offer sustainable alternatives to cemeteries.
•	$1.25 million to an existing portfolio company, Unagi, Inc., a developer of premium portable electric scooters that are offered for sale and on an affordable monthly subscription program.
•	$1.0 million to an existing portfolio company, Alula, Inc., a designer and manufacturer of security systems sold exclusively to professional distributors and dealers.
•	$0.4 million to an existing company, MacuLogix, Inc., a medical device company in the optometry and ophthalmology industry.

Liquidity Events

HRZN experienced liquidity events from two portfolio companies in the first quarter of 2022, including principal prepayments of $12.0 million, compared to $55.0 million of principal prepayments and $0.4 million of warrant and equity proceeds during the fourth quarter of 2021:

•	In February, LiquiGlide, Inc. prepaid its outstanding principal balance of $2.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.
•	In February, Quip NYC Inc. prepaid its outstanding principal balance of $10.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

Principal Payments Received

During the first quarter of 2022, HRZN received regularly scheduled principal payments on investments totaling $1.9 million, compared to regularly scheduled principal payments totaling $2.9 million during the fourth quarter of 2021.

Commitments

During the quarter ended March 31, 2022, HRZN closed new loan commitments totaling $100.4 million to 11 companies, compared to new loan commitments of $114.9 million to 10 companies in the fourth quarter of 2021. HTFM’s other managed funds, during the quarter, closed new loan commitments totaling $60.0 million of unfunded loan approvals and commitments.

Pipeline and Term Sheets

As of March 31, 2022, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $150.8 million to 20 companies. This compares to a Committed Backlog of $124.5 million to 23 companies as of December 31, 2021. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. HTFM’s other managed funds ended the quarter with a total of $20.8 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $165.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of March 31, 2022, HRZN held a portfolio of warrant and equity positions in 85 portfolio companies, including 71 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of HRZN is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon Technology Finance Management LLC is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819